                                                                   EXHIBIT 10.10

                    PRIORITY CUSTOMER SUPPORT PLAN AGREEMENT


This Priority Customer Support Plan Agreement ("Agreement") is made and entered into this 15th day of January, 1996 by and between Dynatek, Inc. ("Dynatek"), a
          ----        -------------
Michigan corporation with principal offices at 17197 N. Laurel Park Drive, Livonia, Michigan 48152, and Virtual Mortgage Network, Inc. (hereinafter
                             ------------------------------
"Customer"), a California corporation with principal offices at 4590 MacArthur
               ----------                                       --------------
Boulevard, Suite 175 Newport Beach CA 92660.
-------------------------------------------

                                  WITNESSETH:

WHEREAS, Dynatek ("Licensor") and Customer entered into that certain End-User Agreement dated January 15, 1996 (the "License Agreement") under which Customer
                ---------------
obtained a non-transferable exclusive license to use certain computer software in Object code form and related user documentation (the "Licensed Program") within the terms and conditions listed below;

WHEREAS, Dynatek as the author of the Licensed Program has the source code and other support documentation for the Licensed Program and desires to make and offer to Customer the maintenance modifications, enhancements, and new releases provided for herein; and

WHEREAS, Dynatek desires to offer Customer certain services with respect to the Licensed Program on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply to the respective capitalized terms:

1.1 "LICENSED PROGRAM." The computer software described in the Exhibit hereto, including any programming extracts from such software, derivative works of the Licensed Program or collective works constituting such software (such as subsequent Releases) to the extent offered to Customer under this Agreement or the Licensed Agreement.

1.2 "AGREEMENT TERM." An initial period of one (1) year, commencing on the first day following the date of this agreement. Thereafter, the Agreement Term shall automatically renew for successive periods of one year each unless and until terminated pursuant to Section 6 hereof. In no event, however, shall the Agreement Term extend beyond the prescribed term of the License Agreement.

1.3 "ERROR." Any failure of the Licensed Program to conform in all material respects to the functional specifications for the Licensed Program published from time to time by Licensor, the current version of which has been delivered to the Customer. However, any nonconformity resulting from Customer's misuse or improper use of the Licensed Program or combining or merging the Licensed Program with any hardware or software not approved by Dynatek, or not authorized to be so combined or merged by Dynatek, shall not be considered an Error. Dynatek shall provide written documentation describing the recommended and approved hardware and software operating environment.

1.4 "ERROR CORRECTION." Either a software modification or addition that, when made or added to the Licensed Program, establishes material conformity of the Licensed Program to the functional specifications, or a procedure or routine that, when observed in the regular operation of the Licensed Program, eliminates the practical adverse effect on Customer of such nonconformity.

1.5 "ENHANCEMENT." Any modification or addition that, when made or added to the Licensed Program, materially changes its utility, efficiency, functional capability, or application, but that does not constitute solely an Error Correction. Enhancements may be designated by Dynatek as minor or major, depending on Dynatek's assessment of their value and of the function added to the preexisting Licensed Program.

1.6 "NORMAL WORKING HOURS." The hours between 8 A.M. and 6 P.M. Eastern Time on the days Monday through Friday, excluding regularly scheduled holidays of Dynatek.

1.7 "RELEASES." New versions of the Licensed Program, which new versions may include both Error Corrections and Enhancements.


                                   SECTION 2

                               SCOPE OF SERVICES

2.1 During the Agreement Term, Dynatek shall render the following services in support of the Licensed Program, during Normal Working Hours, subject to the compensation fixed for each type of service in Dynatek's rate schedule set forth in the Exhibit hereto.

     a. Dynatek shall maintain a telephone hot-line that allows Customer to report system problems and seek assistance in use of the Licensed Program. The hot-line shall be in operation during Normal Working Hours. An emergency hot-line shall be provided to report critical system problems outside of Normal Working Hours. A response shall be given to all hot-line requests within two (2) working hours. Problem reporting procedures are listed in the Exhibit hereto.

     b. Dynatek shall maintain a trained staff capable of rendering the services set forth in this Agreement.

     C. Dynatek shall, as required by standard USA mortgage industry regulations and standards, make maintenance adjustments and modifications to the Licensed Program and deliver them to the Customer in the form of an update. It shall be the responsibility of the Customer to verify the accuracy of the update and to distribute it to the Customer's end users. Dynatek shall provide reasonable assistance to help Customer install and operate each new update. Customer, as an active mortgage originator, shall assist Dynatek in the interpretation of industry regulations and keep Dynatek informed of new and upcoming changes that will affect the Licensed Program.

     d. Dynatek shall be responsible for using all reasonable diligence in correcting verifiable and reproducible Errors when reported to Dynatek in accordance with Dynatek's standard reporting procedures. These procedures are listed in the Exhibit hereto. Dynatek shall, within two (2) hours of verifying that such an Error is present, initiate work in a diligent manner toward development of an Error Correction. Following completion of the Error Correction, Dynatek shall provide the Error Correction through a "temporary fix" consisting of sufficient programming and operating instructions to implement the Error Correction, and Dynatek shall include the Error Correction in all subsequent Releases of the Licensed Program. Dynatek shall not be responsible for correcting Errors in any version of the Licensed Program other than the most recent Version of the Licensed Program, provided that Dynatek shall continue to support prior Versions superseded by recent Versions for a reasonable period sufficient to allow Customer to implement the newest Versions not to exceed ninety (90) days.

     e. Dynatek shall, from time to time, issue new Releases of the Licensed Program to its customers generally, containing Error Corrections and minor Enhancements. Dynatek shall provide Customer with one copy of each new Release, without additional charge. Dynatek shall provide reasonable assistance to help Customer install and operate each new Release.

     f. Dynatek will provide an automated computer dial-up bulletin board system (BBS) and a remote computer diagnostic support facility. The BBS will serve to provide 24-hour access to Dynatek support files which include updates, fixes, tips, minor enhancements, forms (laser documents), and other critical support items. The remote diagnostic facility is a telephone modem connection that attaches the Dynatek support group computer to the Customer's computer. This allows the support personnel to view the actual Customer programs and data causing the reported error. The error detection and resolution can be performed immediately on-line. Remote diagnostic assistance is available during normal working hours.

     g. Dynatek may provide assistance at Customer's facility for any of the support services included in this Agreement. This on-site support must be pre-authorized by the Customer, and shall be subject to the charges set forth in the Exhibit hereto. If Customer requests on-site assistance for critical operational problem resolution, Dynatek will make every reasonable effort to have a person on-site within forty eight (48) hours.

     h. Dynatek will perform up to thirty (30) hours per year of minor custom programming to the Licensed Program. This programming will be limited to modifying the current release of the installed Licensed Program. Included in this programming will be interface programming to third party software such as loan servicing, credit reporting agencies and appraisal companies. Other examples of minor custom programming are projects that are adjustments to current features in the Licensed Program such as tailoring reports or fine tuning a communication procedure.

     i. Dynatek will provide major custom project work with special consideration given to pricing and scheduling. Requests will be given a higher priority over projects from a customer who does not have a preferred maintenance plan. Pricing will be based on a most favored customer basis.

     j. Dynatek publishes a newsletter designed to keep its customers generally informed about the use and operation of the Licensed Program, features on new Releases and Enhancements, and current additional support offerings. Dynatek shall provide Customer with one copy of the newsletter without charge and make additional copies available for a reasonable charge.

     k. Dynatek shall consider and evaluate the development of Enhancements for the specific use of Customer and shall respond to Customer's requests for additional services pertaining to the Licensed Program (including, without limitation, data conversion, operating environment, new feature programming, etc.), provided that such projects, if agreed to be provided, shall be subject to supplemental charges mutually agreed to by Dynatek and Customer.


                                   SECTION 3

                                FEES AND CHARGES

3.1 Customer shall pay Dynatek its fees and charges based on the rate schedule set forth in the Exhibit hereto. Dynatek reserves the right to change its rate schedule from time to time, provided that no such change will be effective until at least thirty (30) days after Dynatek has given Customer written notice of such change. Such written notice may not occur within an Agreement Term (one year). The Agreement fee shall not be increased more than fifteen (15) percent of the previous year fee, provided that no significant changes have occurred in the Licensed Program covered by this Agreement.

3.2 Customer shall reimburse Dynatek for all travel expenses (i.e. transportation, lodging, and meals) incurred by Dynatek in rendering services to Customer. Dynatek shall conform to Customer's standard and reasonable expense and reimbursement policy as amended from time to time. All travel must be approved by Customer.

3.3 Dynatek shall invoice Customer at the beginning of each calendar month for all fees and charges accrued, and all reimbursable expenses incurred, during the previous month, and Customer shall pay the invoiced amount immediately upon receipt of such invoice. Any amount not paid within forty five (45) days after the invoice date shall bear interest at the lesser of
     1.5 percent per month or the highest rate allowed by applicable law.

3.4 Customer shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware (other than the hardware constituting the program control center maintained at Dynatek's facilities) necessary to operate the Licensed Software and to obtain from Dynatek the services called for by this Agreement.

                                   SECTION 4

                               PROPRIETARY RIGHTS

4.1 To the extent that Dynatek may provide Customer with any Error Corrections or Enhancements or any other software, including any new software programs or components, or any compilations or derivative works prepared by Dynatek (collectively, "Licensed Programs"), Customer may (i) install the Licensed Programs, in the most current form provided by Dynatek, in Customer's own facility; (2) use such software in connection with the Licensed Programs, and in a manner consistent with the requirements of the License Agreement, for purposes of serving Customer's internal business needs; and (3) make copies of the Licensed Programs in machine-readable form for nonproductive backup purposes only. Notwithstanding Section 6 hereof, Customer's rights under this Section 4.1 shall remain in effect for so long as Customer is authorized to use the Licensed Programs. Upon termination of such License Agreement, Customer shall return or destroy the Licensed Programs, and returning the Licensed Programs in the manner required by the License Agreement shall be sufficient for such purpose.

4.2 The Licensed Programs are and shall remain the sole property of Dynatek, regardless of whether Customer, its employees, or contractors may have contributed to the conception of such work, joined in the effort of its development, or paid Dynatek for the use of the work product. Customer shall from time to time take any further action and execute and deliver any further instrument, including documents of assignment or acknowledgment, that Dynatek may reasonably request in order to establish and perfect its exclusive ownership rights in such works. Customer shall not assert any right, title, or interest in such works, except for the non-exclusive right of use granted to Customer at the time of its delivery or on-site development.


                                   SECTION 5

              DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY

5.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, DYNATEK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE LICENSED PROGRAM OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.2 In no event shall Dynatek's cumulative liability for any claim arising in connection with its Agreement exceed the lesser of the total fees and charges paid to Dynatek by Customer within the last twelve (12) months or the sum or $25,000.00. In no event shall Dynatek be liable for any indirect, consequential, special, exemplary, or incidental damages of whatever kind and however caused, even if Dynatek knew or should have known of the possibility of such damages.

5.3 No action, whether based on contract, strict liability, or tort, including any action based on negligence, arising out of the performance of services under this Agreement, may be brought by either party more than five (5) years after such cause of action accrued, except that an action for nonpayment may be brought within two (2) years of the date of last payment.

                                   SECTION 6

                                  TERMINATION

6.1  This Agreement may be terminated as follows:

     a. This Agreement shall be immediately terminated upon the termination of the License Agreement; or

     b. This Agreement may be terminated by either party upon the expiration of the then-current term of this Agreement, provided that at least sixty (60) days' prior written notice is given to the other party; or

     c. This Agreement may be terminated by either party upon thirty (30) days' prior written notice if the other party has materially breached the provisions of this Agreement and has not cured such breach within such notice period.

6.2 Following termination of this Agreement, Dynatek shall immediately invoice Customer for all accrued fees and charges and all reimbursable expenses, and Customer shall pay the invoiced amount immediately upon receipt of such invoice. Customer may continue to use any work supplied to Customer by Dynatek for the remaining term of the License Agreement. Any amount not paid within thirty (30) days after the invoice date shall bear interest at the lesser of 1.5 percent per month or the highest rate allowed by applicable law.


                                   SECTION 7

                                 MISCELLANEOUS

7.1 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

7.2 This Agreement and the parties' obligations hereunder shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.

7.3 In the event that any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall be enforced to the maximum extent permitted by applicable law.

7.4 Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party, except to a successor of all or substantially all of it business and properties.

7.5 The waiver by either party of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.

IN WITNESS WHEREOF, the parties have ceased this Agreement to be executed by their duly authorized representatives as set forth below.

Dynatek, Inc.                        End User: Virtual Mortgage Network, Inc.
17197 N. Laurel Park Drive                     4590 MacArthur Boulevard
Suite 100                                      Suite 175
Livonia MI 48125                               Newport Beach CA 92660

Signature: /s/ JACK D. LUHTANEN      Signature:      /s/ MICHAEL A. BARRON
          -----------------------               -------------------------------
Name:  Jack D. Luhtanen              Name:       Michael A. Barron
      ---------------------------           -----------------------------------
Title: President                     Title:      CEO
       --------------------------           -----------------------------------
Date:    4/24/96                     Date:        5/7/96
      ---------------------------           -----------------------------------

                                    EXHIBIT

This Exhibit is attached and made a part of the Preferred Customer Support Plan Agreement dated January 15, 1996.
                     ----------------

1.  LICENSED PROGRAM. Software as itemized in the Software License Agreement;

2.  RATE SCHEDULE.
            a. Agreement Fee - $25,000.00 per one year term./Payable in equal monthly installments
            b.   Hourly Rates -
                      Programming  $ 125.00
                      Forms coding    65.00
            c.   On-site Support -
                 Customer Request   $650/day in the USA

3. EXPENSES. Actual and reasonable expenses incurred by Dynatek personnel in the course of delivering the services contained in this Agreement.

4.  TRAINING CLASS TUITION.
             a.  Daily Fee - $1,000 per student

5.  ERROR REPORTING PROCEDURES.
             a.  Non-critical Errors.
                    1. Customer provides written description of error using Dynatek problem reporting form. Form is faxed or mailed to Dynatek.
                    2. Dynatek receives error report and logs it into automated support call tracking system. Call is classified as "Normal Priority".
                    3.  Next available support person is assigned to call.
                    4. Error is resolved and correction is sent to Customer via diskette or BBS.
                    5.  Satisfactory resolution of problem is recorded.

             b.  Critical Errors.
                    1. Customer provides written description of error using Dynatek problem reporting form. Form is faxed or communicated verbally to Dynatek support staff.
                    2. Dynatek receives error report and logs it into automated support call tracking system. Call is classified as "High Priority".
                    3.  Support person is immediately assigned to call.
                    4. Management is alerted to call with "High Priority" status.
                    5. Error is resolved and correction is sent to Customer via BBS or remote diagnostic facility.
                    6.  Satisfactory resolution of problem is recorded.

             c.  Emergency Off-hours
                    Twenty-four hour voice beeper answering service will be provided. This service is used with Customer's support supervisor authority to avoid unauthorized access. The voice beeper service is only available to Priority Support customers.

Dynatek, Inc.                         End User:  Virtual Mortgage Network, Inc.
17197 N. Laurel Park Drive                       4590 MacArthur Boulevard
Suite 100                                        Suite 175
Livonia MI 48125                                 Newport Beach, CA 92660


Signature:  /s/ JACK D. LUHTANEN      Signature:  /s/ MICHAEL A. BARRON
          -------------------------              ------------------------------
Name:  JACK D. LUHTANEN               Name:  MICHAEL A. BARRON
      -----------------------------         -----------------------------------
Title:  President                     Title:    CEO
       ----------------------------          ----------------------------------
Date:  4/24/96                        Date:    5/7/96
      -----------------------------          ----------------------------------

                                      -1-